                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                       OF
                                INNERDYNE, INC.
                                       TO
                           TYCO ACQUISITION CORP. X,
              A WHOLLY OWNED SUBSIDIARY OF TYCO INTERNATIONAL LTD.

                                IN EXCHANGE FOR
                                COMMON SHARES OF
                            TYCO INTERNATIONAL LTD.
            (HAVING A VALUE OF $7.50 AS DESCRIBED IN THE PROSPECTUS)

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth under "The Offer--Procedure for Tendering" in the Prospectus, dated October 18, 2000 (the "Prospectus"), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined herein) if certificates representing shares of common stock, par value $0.01 per share (together with the associated rights to purchase preferred stock, the "InnerDyne Shares"), of InnerDyne, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date (as described in the Prospectus) or if time will not permit all required documents to reach ChaseMellon Shareholder Services L.L.C. (the "Exchange Agent") prior to the expiration date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent as described in the Prospectus.

                      THE EXCHANGE AGENT FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES L.L.C.

          By Mail:                By Overnight Delivery:            By Hand Delivery:

  Reorganization Department      Reorganization Department      Reorganization Department
        P.O. Box 3301               85 Challenger Road                120 Broadway
South Hackensack, New Jersey        Mail Stop -- Reorg                 13th Floor
            07606               Ridgefield Park, New Jersey     New York, New York 10271
                                           07660

            FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (201) 296-4293
                CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE ONLY:
                                 (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Tyco Acquisition Corp. X, a Delaware corporation and a wholly-owned subsidiary of Tyco International Ltd., a Bermuda company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of InnerDyne Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Signature(s) of Record Holder(s) or            Dated:
Authorized
Signatory:

Name(s) of Record Holder(s):

Address(es):

Area Code and Telephone Number(s):

Certificate Numbers (If Available):

Number of Shares Tendered:

Account Number(s):


If InnerDyne Shares will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution:

Depository Account Number:

Transaction Code Number:

                     THE GUARANTEE BELOW MUST BE COMPLETED
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an "Eligible Institution"), guarantees
(a) that the above-named person(s) "own(s)" the InnerDyne Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4, and
(c) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing the InnerDyne Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such InnerDyne Shares into the Exchange Agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an "agent's message" (as defined in the Prospectus) in the case of book-entry transfer, and any other documents required by the Letter of Transmittal, within three (3) Nasdaq National Market trading days of the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for InnerDyne Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Telephone Number:

Authorized Signature:

Title:

Name:
      (PLEASE PRINT OR TYPE)

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR INNERDYNE SHARES WITH THIS NOTICE OF
      GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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